                         CONSOLIDATED RAIL CORPORATION

                                  $300,000,000

                               MEDIUM-TERM NOTES

                  DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

                          U.S. DISTRIBUTION AGREEMENT

                                                                January 28, 1994

Morgan Stanley & Co. Incorporated
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc
c/o Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

Dear Sirs:

    CONSOLIDATED RAIL CORPORATION, a Pennsylvania corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $300,000,000 aggregate principal amount of its medium-term notes due more than nine months from date of issue (the "Notes"). The Notes will be issued under an Indenture dated as of January 15, 1994 (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

    The Company hereby appoints each of you as its agent (an "Agent") for the purpose of soliciting and receiving offers to purchase Notes from the Company by others (herein referred to as "Agency Transactions") and, on the basis of the representations and warranties herein contained, but subject to terms and conditions herein set forth, each of you agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, each of you may also purchase Notes as principal, subject to Section 2(a) hereof, and, if requested by any of you, the Company will enter into a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof (herein referred to as "Principal Transactions"). In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to any of you as principal), each of you is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes.

    The Company reserves the right to sell Notes on its own behalf directly or through affiliates. The Company also reserves the right to appoint one or more additional persons to perform Agency Transactions or Principal Transactions on terms the same as those contained in this Agreement. The Company will promptly notify each Agent of any such appointment, and any such person that performs Agency Transactions shall receive the commissions set forth in Section 2(a) hereof.

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement". The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing, to the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents that are deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    1. Representations and Warranties. The Company represents and warrants to and agrees with each of you as of the Commencement Date, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by any of you as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

             (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

             (b) (i) Each document incorporated by reference in the Prospectus complied or will comply when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 1(b) do not apply (i) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any of you furnished to the Company in writing by any of you expressly for use therein or
(ii) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

             (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

             (d) Each of the subsidiaries whose assets are 5 percent or more of the consolidated assets of the Company (each, a "Material Subsidiary"), if any, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

             (e) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, in each case enforceable in accordance with its terms except as (i) rights to indemnity and contribution hereunder or thereunder may be limited under applicable law, (ii) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (iii) the availability of equitable remedies may be limited by equitable principles of general applicability.

             (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

             (g) The Notes have been duly authorized and, when the terms of the Notes have been established and the Notes have been executed by the Company and completed and authenticated by the Trustee, all in accordance with the Indenture, and when the Notes have been delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

             (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except as provided in 49 C.F.R. Part 1175.2 pursuant to which the Company is exempt from the provisions of 49 U.S.C. Section 11301 and with which the Company has complied.

             (i) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

             (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

             (k) Each of the Company and its Material Subsidiaries, if any, has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

    2.       Solicitations as Agents; Purchases as Principal.

             (a) Solicitations as Agents. In connection with your actions as Agents hereunder, each of you agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

             The Company reserves the right, in its sole discretion, to instruct any of you (a "Suspended Agent") to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, a Suspended Agent will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Suspended Agent that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters to the Suspended Agent in accordance with Sections 5(a), 5(b) and 5(c) hereof; provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Suspended Agent deems to be immaterial), the Suspended Agent shall not be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters in accordance with Sections 5(a), 5(b) and 5(c) hereof as the Suspended Agent may request.

             The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the following percentage of the purchase price of such Note:

                     Term                              Commission Rate
                     ----                              ---------------

    From 9 months to less than 1 year                           .125%
    From 1 year to less than 18 months                          .150%
    From 18 months to less than 2 years                         .200%
    From 2 years to less than 3 years                           .250%
    From 3 years to less than 4 years                           .350%
    From 4 years to less than 5 years                           .450%
    From 5 years to less than 6 years                           .500%
    From 6 years to less than 7 years                           .550%
    From 7 years to less than 8 years                           .600%
    From 8 years to less than 9 years                           .600%
    From 9 years to less than 10 years                          .600%
    From 10 years to less than 15 years                         .625%
    From 15 years to less than 20 years                         .700%
    From 20 years to less than 30 years                         .750%
    From 30 years and beyond                                    to be negotiated

             Each of you is authorized to solicit offers to purchase Notes only in the principal amount of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent that in such Agent's judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part, including any Agent's offers to purchase Notes as principal pursuant to Section 2(b) hereof. Each Agent shall have the right to reject any offer to purchase Notes that such Agent considers to be unacceptable, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein.

             (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and, if requested by such Agent, the Company will, subject to Section 2(a), enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will be substantially in the form of Exhibit A hereto, but may take the form of an exchange of any form of written or oral telecommunication between such Agent and the Company and, if oral, shall be confirmed in writing by such Agent to the Company.

             The commitment of an Agent to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

             Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. With respect to each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Notes and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined). Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date".

             An Agent may sell Notes it has purchased as principal to other dealers for resale to investors and other purchasers, and may allow any portion of the discount received in connection with such purchase from the Company to such dealers.

             (c) Administrative Procedures. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the

"Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and each Agent.

             (d)     Delivery.  The documents required to be delivered by
Section 4 of this Agreement as a condition precedent to your respective obligations to begin soliciting offers to purchase Notes as Agents of the Company shall be delivered at the office of Shearman & Sterling, your counsel, not later than 3:00 p.m., New York time, on the date hereof, or at such other time and/or place as Morgan Stanley & Co. Incorporated ("Morgan Stanley") and the Company may agree upon in writing, but in no event later than the day prior to (i) the date on which any Agent first begins soliciting offers to purchase Notes or (ii) the first date on which the Company accepts any offer by any Agent to purchase Notes as principal (the "Commencement Date").

    3.       Agreements.  The Company agrees with each of you that:

             (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to each of you a copy thereof for your respective review and will not file any such proposed supplement or amendment to which any of you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to each of you promptly after being filed with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b). The Company will promptly advise each of you (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as such Agent is not reasonably satisfied with such document.

             (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of any Agent or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify each of you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, it shall so advise each of you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each of you in such quantities as each of you may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to each of you pursuant to paragraph (e) below and Sections 5(a), 5(b) and 5(c) hereof in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to each of you, upon the filing of such amendment or supplement with the Commission or upon the effectiveness of an amendment to the Registration Statement, each of you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes any Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented, satisfactory in all respects to any such Agent, and will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to any such Agent pursuant to paragraph (e) below and Sections 5(a), 5(b) and 5(c) hereof in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to such Agent, upon the filing of such amendment or supplement with the Commission or upon the effectiveness of an amendment to the Registration Statement, such Agent may resume its resale of Notes as principal.

             (c) The Company will make generally available to its security holders and to each of you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, covering twelve-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

             (d) The Company will furnish to each Agent, without charge, one copy of the Registration Statement, including exhibits and all amendments thereto (unless previously furnished), and during the period mentioned in
Section 3(b) above, as many copies of the

Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

             (e) During the term of this Agreement, the Company shall furnish to each Agent such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as such Agent may from time to time reasonably request and shall notify each Agent promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

             (f) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the printing and delivery to each of you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Basic Prospectus and any amendments or supplements thereto, (v) the printing and delivery to each of you of copies of the Indenture, (vi) any fees charged by rating agencies for the rating of the Notes, (vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (viii) the fees and disbursements of special counsel to all Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel thereunder, and (ix) any out-of-pocket expenses incurred by any of you, including any advertising expenses incurred by any of you with the approval of the Company.

             (g) Subject to the prior agreement by the Company and any Agent at the time of the purchase of Notes by such Agent as principal, between the date of any such agreement to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Notes (other than (i) the Notes that are to be sold pursuant to such agreement and (ii) commercial paper issued in the ordinary course of business or other securities with maturities of less than 270 days), except as may otherwise be provided in such agreement.

             (h) The Company has complied and will comply with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

    4. Conditions of the Obligations of the Agents. Your respective obligations to solicit offers to purchase Notes as agents of the Company, your respective obligations to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of your respective obligations to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your respective obligations or any other purchaser's obligations, to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

             (a) At the time of such solicitation or the time of such purchase, as the case may be:

                     (i) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, as then amended or supplemented, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus except, in the case of any purchase of Notes, as disclosed to you in writing by the Company before it accepted the offer to purchase such Notes.

                     (ii) There shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
    (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented, except, in the case of any purchase of Notes, for any such event occurring before the Company accepted the offer to purchase such Notes.

                     (iii) There shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, except, in the case of any purchase of Notes, as disclosed to you in writing by the Company before it accepted the offer to purchase such Notes.

             (b) On the Commencement Date and, if called for by any agreement by you to purchase Notes as principal, on the corresponding Settlement Date, you shall have received:

                     (i) The opinion, dated as of such date, of (A) the Vice President and General Counsel of the Company, covering the matters in subparagraphs (A) through (I) and (K) below, and (B) independent counsel for the Company, covering the matters in subparagraph (J) below, to the effect that:

                     (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                     (B) each of the Material Subsidiaries of the Company, if any, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                     (C) each of the Company and its Material Subsidiaries, if any, has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                     (D) each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, in each case enforceable in accordance with its terms except as (i) rights to indemnity and contribution hereunder or thereunder may be limited under applicable law, (ii) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (iii) the availability of equitable remedies may be limited by equitable principles of general applicability;

                     (E) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                     (F) the Notes have been duly authorized and, when the terms of the Notes have been established and the Notes have been executed by the Company and completed and authenticated by the Trustee, all in accordance with the Indenture, and when the Notes have been delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                     (G) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except as provided in 49 C.F.R. Part 1175.2 pursuant to which the Company is exempt from the provisions of 49 U.S.C. Section 11301 and with which the Company has complied;

                     (H) the statements in the Basic Prospectus, as amended or supplemented, under the captions "Description of Debt Securities" and "Plan of Distribution" in such Prospectus, and the statements in the Prospectus Supplement under the captions "Description of Notes" and "Plan of Distribution" in such Prospectus Supplement, and in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, and Item I of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since the most recent annual report on Form 10-K incorporated by reference in the Prospectus, in each case and insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                     (I) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, and is not so described or of any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, or to be filed as an exhibit to such Registration Statement that is not described or filed as required;

                     (J) such counsel is of the opinion ascribed to it in the Prospectus, as amended or supplemented, under the caption "Limitations on Issuance of Bearer Debt Securities" and in the Prospectus Supplement under the caption "United States Federal Taxation"; and

                     (K) such counsel (1) is of the opinion that each document incorporated by reference in the Prospectus, as amended or supplemented (except for financial statements and other financial or statistical information included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and other financial or statistical information as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-l heretofore referred to) each part of the Registration Statement, as amended, if applicable, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except for financial statements and other financial or statistical information included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and (4) believes that (except for financial statements and other financial or statistical information as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (ii) The opinion, dated as of such date, of Shearman & Sterling, your special counsel, covering the matters in subparagraphs (D) through (F), (H) (with respect to statements in the Prospectus, as amended or supplemented, under the captions "Description of Debt Securities" and "Plan of Distribution," and in the Prospectus Supplement under the captions "Description of Notes" and "Plan of Distribution"), (J) and (K) in paragraph (b)(i) above.

             With respect to subparagraph (K) of paragraph (b)(i) above, Shearman & Sterling may state that its opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated herein by reference), but are without independent check or verification except as specified.

             (c) On the Commencement Date and, if called for by any agreement by you to purchase Notes as principal, on the corresponding Settlement Date, you shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect that (i) no stop order suspending the effectiveness of the Registration Statement in the form in which it was declared effective by the Commission on August 10, 1993 is in effect and no proceedings for that purpose are pending or, to the knowledge of such officer or the Company's knowledge, are threatened; (ii) there shall not have been any downgrading, nor has the Company received any notice of any intended or potential downgrading or any notice that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, except in the case of any purchase of Notes, as disclosed to you in writing by the Company before it accepted the offer to Purchase such Notes; (iii) the representations and warranties of the Company contained herein are true and correct; (iv) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, as amended or supplemented, that in your judgment is material and adverse, except in the case of any purchase of Notes, as disclosed to you in writing by the Company before it accepted the offer to purchase such Notes; and (v) the Company has performed or complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the date of such certificate. The officer signing and delivering such certificate may rely upon the best of his knowledge as to any proceedings threatened.

             (d) On the Commencement Date and, if called for by any agreement by you to purchase Notes as principal, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented.

             (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

    5. Additional Agreements of the Company. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change each of you deem to be immaterial), the Company will deliver or cause to be delivered forthwith to each of you a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to each of you, of the same tenor as the certificate referred to in Section 4(c) hereof relating to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate.

             (b)  Each time the Company furnishes a certificate pursuant to
Section 5(a), the Company shall furnish or cause to be furnished forthwith to each of you a written opinion of the Vice President and General Counsel of the Company and independent counsel for the Company, unless you shall inform the Company that such opinions need not be furnished. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to each of you and shall be of the same tenor as the opinion of such counsel referred to in Section 4(b)(i) hereof, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to each of you may furnish to each of you a letter to the effect that each of you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter).

             (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each of you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 4(d) hereof, with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

    6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls any of you within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein and
(ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Agent (or any person controlling any Agent) if the person asserting any such loss, claim, damage or liability did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of the Notes to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

             (b) Each of you agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto or any preliminary prospectus.

             (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The firm referred to in the second preceding sentence shall be designated in writing by Morgan Stanley (or, if Morgan Stanley is not a party, and could not be made a party, to such proceeding, any other Agent) in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of an indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

             (d)     If the indemnification provided for in paragraph (a) or
(b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of your participation as Agent in the offering of the Notes that gave rise to such losses, claims, damages or liabilities (a "Participating Agent") on the other from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Participating Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Participating Agent on the other in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Participating Agent in respect thereof. The relative fault of the Company on the one hand and each Participating Agent on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Participating Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             If more than one of you is a Participating Agent in respect of a proceeding, each Participating Agent's obligation to contribute pursuant to this Section 6 shall be several and not joint, and shall be in the proportion that the principal amount of the Notes that are the subject of such proceeding and that were offered and sold through such Participating Agent bears to the aggregate principal amount of the Notes that are the subject of such proceeding.

             (e) The Company and each of you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such action or claim. Notwithstanding the provisions of this Section 6, none of you individually shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold through you individually exceeds the amount of any damages that you individually have otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    7. Position of the Agents. In soliciting offers to purchase the Notes, each of you is acting solely as agent for the Company, and not as principal, and does not assume any obligation toward or relationship of agency or trust with any purchaser of Notes. Each of you shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Company, but none of you shall have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the Agent who solicited the purchase of such Notes harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission such Agent would have received had such sale been consummated.

    8. Termination. This Agreement may be terminated at any time either by the Company or by any of you upon the giving of written notice of such termination to the other party hereto; provided, however, that such termination shall be effective only with respect to an Agent who has given or received such written notice. Any Terms Agreement between the Company and any Agent shall be subject to termination in such Agent's absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by any of you to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a) hereof, the last two sentences of
Section 3(b) hereof and all of Sections 3(c), 3(f), 6, 7, 9 and 13 hereof shall survive; provided that, if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(c), 3(a), 3(b), 3(e), 3(g) and 4 hereof shall also survive. If any Terms Agreement is terminated, the provisions of Sections 2(c), 3, 4, 6, 9 and 13 hereof (which shall have been incorporated by reference in such Terms Agreement) shall survive.

    9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and any of you set forth in or made pursuant to this Agreement or any agreement by any of you to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any of you or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof and delivery of and payment for the Notes.

    10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley & Co. Incorporated at 1251 Avenue of the Americas, New York, New York 10020, Attention: Manager, Credit Department, telephone number (212) 703-4000, facsimile number (212) 703-6476, with a copy to Morgan Stanley & Co. Incorporated at 1221 Avenue of the Americas, New York, New York 10020, Attention: Managing Director, Short and Medium-Term Finance Department, telephone number (212) 296-7000, facsimile
(212) 944-0752 and, if sent to Merrill Lynch & Co., will be mailed, delivered or telefaxed and confirmed to Merrill Lynch & Co. at Merrill Lynch World Headquarters, World Financial Center, North Tower, 10th Floor, 250 Vesey Street, New York, New York, 10281-1323, Attention: MTN

Product Management, telephone number (212) 449-7476, facsimile number (212) 449-2234 and, if sent to Salomon Brothers Inc, will be mailed, delivered or telefaxed and confirmed to Salomon Brothers Inc at 7 World Trade Center, 31st Floor, New York, New York 10048, Attention: Medium-Term Note Group, telephone number (212) 783-5897, facsimile number (212) 783-3350 or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19101- 1425,
Attention:  Director-Project Financing.

    11. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 hereof and the purchasers of Notes (to the extent expressly provided in Section 4 hereof), and no other person will have any right or obligation hereunder.

    12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    13. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

    14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                               Very truly yours,

                                               CONSOLIDATED RAIL CORPORATION

                                               By:
                                                  ------------------------------
                                                    Thomas J. McFadden
                                                    Director - Project Financing
The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By
  -------------------------------------
    Name:
    Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By
  -------------------------------------
    Name:
    Title:


SALOMON BROTHERS INC


By
  -------------------------------------
    Name:
    Title:

                                   EXHIBIT A

                         CONSOLIDATED RAIL CORPORATION

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT


                                                               -----------, 19--

Consolidated Rail Corporation
Two Commerce Square
Philadelphia, PA  19101-1425
Attn:  Director-Project Financing

             RE: DISTRIBUTION AGREEMENT DATED JANUARY 28, 1994 (THE "DISTRIBUTION AGREEMENT")

     The undersigned agrees to purchase the following principal amount of your Medium-Term Notes: $

                                                                        Floating
                                      Fixed Rate                        Rate
All Notes                             Notes                             Notes
- ---------                             -----                             -----

Purchase                              Interest                          Base
price:                                rate:                             rate:

Price to public:                      Applicability of                  Index
                                      modified payment                  maturity:
                                      upon acceleration:

Settlement date and time:             Amortization schedule:            Spread:

Place of delivery:                                                      Spread
                                                                        multiplier:

Specified currency:                                                     Initial
                                                                        interest rate:
Maturity date:
                                                                        Interest reset
                                                                        dates:

                                                                        Initial interest
                                                                        reset date:

Amount of OID:

Initial accrual                                                         Maximum interest
period OID:                                                             rate:

Original yield to maturity:                                             Minimum interest
                                                                        rate:

Initial redemption date:                                                Interest reset period:

Initial redemption percentage:                                          Interest payment
                                                                        dates:

Annual redemption percentage                                            Calculation agent:
decrease:

Applicability of modified                                               Alternate rate
payment upon acceleration:                                              event spread:

Other terms:

    The provisions of Sections 1, 2(b) and 2(c) and 3 through 6 and 8 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

    The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:

                                            [NAME OF AGENT]


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

Accepted:

CONSOLIDATED RAIL CORPORATION

By:
   ------------------------------
Name:
Title:

                         CONSOLIDATED RAIL CORPORATION

                  MEDIUM-TERM NOTES, ADMINISTRATIVE PROCEDURES


         Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes") to be issued on a continuous basis by Consolidated Rail Corporation (the "Company") pursuant to the U.S. Distribution Agreement, dated as of January 28, 1994 (the "Distribution Agreement") among the Company and Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agents"). In the Distribution Agreement, each Agent has agreed to use its reasonable efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and, if requested by an Agent, the Company and such Agent will enter into a terms agreement, as contemplated by the Distribution Agreement.

         The Notes will be issued pursuant to the provisions of an Indenture dated as of January 15, 1994 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and The First National Bank of Chicago, as trustee ("FNBC"). FNBC will be the Registrar, the Calculation Agent, the Exchange Rate Agent, Authentication Agent and Paying Agent for the Notes and will perform the duties specified herein. Notes will bear interest at a fixed rate established by the Company at the date of issue of such Notes (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"), or at a floating rate as set forth therein and specified in the applicable Pricing Supplement (the "Floating Rate Notes"). Fixed Rate Notes may pay a level amount in respect of both interest and principal amortized over the life of the Notes (the "Amortizing Notes"). The Notes will be issued in U.S. dollars. Each Note will be represented by either a Global Security (as defined below) delivered to FNBC, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

         Book-Entry Notes, which may only be denominated and payable in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined .

            PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, FNBC will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and FNBC to DTC, dated as of the date hereof (the "Letter of Representations"), and a Medium-Term Note Certificate Agreement between FNBC and DTC, dated as of May 26, 1989, and its obligations as a participant in DTC, including DTC's Same Day Funds Settlement System ("SDFS").

Issuance:                 On any date of settlement (as defined under
                          "Settlement" below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global
                          Security") representing up to $150,000,000 principal amount of all such Notes that have the same Maturity
                          Date, redemption provisions, Interest Payment Dates,
                          Interest Period, Original Issue Date, original issue discount provisions (if any) and, in the case of Fixed Rate Notes, Interest Rate and amortization schedule (if any) or, in the case of Floating Rate
                          Notes, Initial Interest Rate, Base Rate, Index
                          Maturity, Interest Reset Period, Interest Reset
                          Dates, Spread or Spread Multiplier (if any), Minimum
                          Interest Rate (if any) and Maximum Interest Rate (if any) and, in each case, any other relevant terms
                          (collectively, "Terms"). Each Global Security will be dated and issued as of the date of its authentication by FNBC. Each Global Security will bear an "Interest Accrual Date," which will be (i) with respect to an original Global

                          Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or, if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

Identification            The Company has arranged with the CUSIP Service
Numbers:                  Bureau of Standard & Poor's Corporation (the "CUSIP
                          Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers) for each of the Notes, which series consists of approximately 900
                          CUSIP numbers and relates to Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of the series of reserved CUSIP numbers and has delivered to FNBC and DTC the written list of 900
                          CUSIP numbers of each such series.  FNBC will assign
                          CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that FNBC has assigned to Global Securities.
                          At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, FNBC shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to FNBC and DTC.

Registration:             Each Global Security will be registered in the name
                          of Cede & Co., as nominee for DTC, on the Security register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                          (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such
                          Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                Transfers of a Book-Entry Note will be accompanied by
                          book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                FNBC may deliver to DTC and the CUSIP Service Bureau
                          at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more
                          Outstanding Global Securities that represent
                          Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days before the next
                          Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new
                          CUSIP number to be assigned to such replacement
                          Global Security. Upon receipt of such a notice, DTC will send to its Participants (including FNBC) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, FNBC will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, FNBC will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                          Notwithstanding the foregoing, if the Global
                          Securities to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $150,000,000 principal amount of the exchanged Global
                          Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                          "Denominations" below).

Maturities:               Each Book-Entry Note will mature on a date more than
                          nine months after the settlement date for such Note.

Notice of                 FNBC will give notice to DTC prior to each Redemption
Redemption Dates:         Date (as specified in the Note), if any, at the time
                          and in the manner set forth in the Letter of Representations.

Denominations:            Book-Entry Notes will be issued in principal amounts
                          of $1000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one
                          Global Security will be issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes.
                          In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                 General. Interest on each Book-Entry Note will accrue
                          from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date; provided that in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the Interest Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the maturity date or date of redemption, as the case may be. Interest payable at the maturity or upon redemption of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor's
                          Corporation will use the information received in the pending deposit message described under Settlement
                          Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard
                          & Poor's Corporation.

                          Record Date. The Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                          Fixed Rate Book-Entry Notes. Interest payments on Fixed Rate Book-Entry Notes other than Amortizing Notes will be made semiannually on March 1 and September 1 of each year and at maturity and Book-Entry Amortizing Notes will pay principal and interest semiannually each March 1 and September 1, or quarterly each March 1, June 1, September 1 and December 1, and at maturity;provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                          Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below;provided, however, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                          Notice of Interest Payment and Record Dates. On the first Business Day of January, April, July and October of each year, FNBC will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the three-month period beginning on such first Business Day.

Calculation of            Fixed Rate Book-Entry Notes.  Interest on Fixed Rate
Interest:                 Book-Entry Notes (including interest for partial
                          periods) will be calculated on the basis of a year of twelve thirty-day months.

                          Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of               Payments of Interest.  Promptly after each Record
Principal and             Date, FNBC will deliver to the Company and DTC a
Interest:                 written notice specifying by CUSIP number the amount
                          of interest to be paid on each Global Security (other than an Amortizing Note) on the following Interest
                          Payment Date (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. DTC will confirm the amount payable on each such Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. In the case of
                          Amortizing Notes, FNBC will provide separate written notice to DTC prior to each Interest Payment Date at the times and in the manner set forth in the Letter of Representations. The Company will pay to FNBC, as paying agent, the total amount of interest due on such Interest Payment Date (and, in the case of an Amortizing Note, principal and interest)
                          (other than at maturity), and FNBC will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a Fixed Rate Book-Entry
                          Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                          Payments at Maturity or Upon Redemption. On or about the first Business Day of each month, FNBC will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security (other than an Amortizing Note) maturing either at maturity or on a redemption date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption date of such Global Security. In the case of Amortizing Notes, FNBC will provide separate written notice to DTC prior to each Interest Payment Date at the times and in the manner set forth in the Letter of Representations. The Company will pay to FNBC, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or redemption date. FNBC will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity Date or redemption date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and, in the case of Fixed Rate Notes, no interest shall accrue on such payment for the period from and after such Maturity Date or redemption date. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption date of such Global Security, FNBC will cancel such Global

                          Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation .

                          Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption shall be paid by the Company to FNBC in funds available for immediate use by FNBC as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing FNBC to withdraw funds from an account maintained by the Company at FNBC. The Company will confirm such instructions in writing to FNBC. Prior to 10 A.M. (New York City time) on each Maturity Date or redemption date or as soon as possible thereafter, FNBC will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption date. On each Interest Payment Date, interest payments (and, in the case of Amortizing Notes, interest and principal payments) shall be made to DTC in same day funds in accordance with existing arrangements between FNBC and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor FNBC shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                          Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of            If any order to purchase a Book-Entry Note is
Pricing Supplement:       accepted by or on behalf of the Company, the Company
                          will prepare a pricing supplement (a "Pricing
                          Supplement") reflecting the terms of such Note and
                          will arrange to file such Pricing Supplement with the
                          Commission in accordance with the applicable paragraph
                          of Rule 424(b) under the Act, and will deliver the
                          number of copies of such Pricing Supplement to each
                          Agent shall request as soon as practicable, but in no
                          event later than 3:00 PM on the Business Day
                          following the trade date at the following
                          locations: Morgan Stanley Incorporated, 1221 Avenue
                          of the  Americas, 4th Floor, NY, NY 10020,
                          212-296- 5830 (FAX) 212-764-7490; Merrill Lynch &
                          Co. - Tritech Services, 4 Corporate Place,
                          Corporate Park 287, Piscataway, NJ  08854
                          908-878-6525/6526/6527, (FAX) 908-878-6530, with a
                          copy to Merrill Lynch & Co., Merrill Lynch, Pierce,
                          Fenner & Smith Incorporated, World Financial Center,
                          North Tower, 10th Floor, NY NY 10281-1310, Attn: MTN
                          Product Department, 212-449-7476, (FAX) 212-449-2234;
                          and Salomon Brothers Inc, 8800 Hidden River Parkway,
                          Tampa, FL 33637, Attn: Enrico Castro, 813-558-7165,
                          (FAX) 813-558-4123.  Each Agent will cause such
                          Pricing Supplement to be delivered to the purchaser of a Note, the purchase of which was solicited by such Agent.

                          In each instance that a Pricing Supplement is prepared, each Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:               The receipt by the Company of immediately available
                          funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect such Note. All orders accepted by the Company will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

Settlement                Settlement Procedures with regard to each Book-Entry
Procedures:               Notes sold by the Company to or through any Agent
                          (except pursuant to a Terms Agreement, as defined in the Distribution Agreement) shall be as follows:

                          A. Such Agent will advise the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

                                  1.       Principal amount of Notes to be
                                           purchased.

                                  2.       Maturity Date.

                                  3.       In the case of a Fixed Rate
                                           Book-Entry Note, the interest rate
                                           and whether such Note is an
                                           Amortizing Note, or in the case of a
                                           Floating Rate Book-Entry Note, the
                                           Initial Interest Rate (if known at
                                           such time), Base Rate, Index
                                           Maturity, Interest Reset Period,
                                           Initial Interest Reset Date,
                                           Interest Reset Dates, Interest
                                           Period, Spread or Spread Multiplier
                                           (if any), Minimum Interest Rate (if
                                           any), Maximum Interest Rate (if
                                           any), the Alternate Rate Event
                                           Spread (if any) and the
                                           applicability of the Modified
                                           Following Banking Day Convention.

                                  4.       Interest Payment Dates.

                                  5.       Redemption provisions, if any.

                                  6.       Issue date.

                                  7.       Settlement date.

                                  8.       Issue Price.

                                  9.       Agent's commission, if any,
                                           determined as provided in the
                                           Distribution Agreement.

                                  10. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of
                                           Modified Payment upon Acceleration.

                                  11.      Any other applicable Terms.

                          B. The Company will advise FNBC by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. FNBC will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and such Agent of such CUSIP number by telephone as soon as practicable.

                          C. FNBC will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, such Agent and Standard & Poor's Corporation:

                                  1.       The information set forth in
                                           Settlement Procedure "A".

                                  2.       The Initial Interest Payment Date
                                           for such Note, the number of days by
                                           which such date succeeds the related
                                           DTC Record Date (which, in the case
                                           of Floating Rate Notes which reset
                                           daily or weekly, shall be the date
                                           five calendar days immediately
                                           preceding the applicable Interest
                                           Payment Date and, in the case of all
                                           other Notes, shall be the Record
                                           Date as defined in the Note) and the
                                           amount of interest payable on such
                                           Initial Interest Payment Date.

                                  3.       The CUSIP number of the Global
                                           Security representing such Note.

                                  4.       Whether such Global Security will
                                           represent any other Book-Entry Note
                                           (to the extent known at such time).

                                  5.       Whether such Note is an Amortizing
                                           Note (by appropriate notation in the
                                           comments field of DTC's Participant
                                           Terminal System).

                          D. FNBC will complete and authenticate the Global Security representing such Note.

                          E.      DTC will credit such Note to FNBC's
                                  participant account at DTC.

                          F. FNBC will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to FNBC's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit FNBC's settlement account for an amount equal to the price of such Note less such Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by FNBC to DTC that (a) the Global Security representing such Book- Entry Note has been issued and authenticated and (b) FNBC is holding such Global Security pursuant to the Medium Term Note Certificate Agreement between FNBC and DTC.

                          G. Unless such Agent purchased such Note as principal, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                          H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                          I. FNBC will credit to the account of the Company maintained at FNBC Bank, New York, New York, in funds available for immediate use in the amount transferred to FNBC in accordance with Settlement Procedure "F". Funds shall be wired to CoreStates Bank; ABA No. 031000011, credit account of Consolidated Rail Corporation, No. 0131-2129, RE: Conrail Medium Term Note Program.

                          J. Unless such Agent purchased such Note as principal, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                                  Monthly, FNBC will send to the Company a statement setting forth the principal amount of Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised FNBC but which have not yet been settled.

                                  For sales by the Company of Book-Entry Notes to or through any Agent (except pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                  Settlement
                                  Procedure                         Time
                                  ---------                         ----

                                       A                     11:00 A.M. on the sale date
                                       B                     12:00 Noon on the sale date
                                       C                      2:00 P.M. on the sale date
                                       D                      9:00 A.M. on settlement date
                                       E                     10:00 A.M. on settlement date
                                       F-G                    2:00 P.M. on settlement date
                                       H                      4:45 P.M. on settlement date
                                       I-J                    5:00 P.M. on settlement date

                                  If a sale is to be settled more than one
                                  Business Day after the sale date, Settlement
                                  Procedures "A", "B" and "C" shall be
                                  completed as soon as
                                  practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                                  If settlement of a Book-Entry Note is
                                  rescheduled or canceled, FNBC, after
                                  receiving notice from the Company or the Agent that solicited the purchase of such Note, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to                If FNBC fails to enter an SFDS deliver order with
Settle:                   respect to a Book-Entry Note pursuant to Settlement
                          Procedure "F", FNBC may deliver to DTC, through DTC's
                          Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to FNBC's participant account, provided that FNBC's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited.
                          If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                          Security, FNBC will mark such Global Security
                          "canceled," make appropriate entries in FNBC's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, FNBC will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                          If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent that solicited the purchase of such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, FNBC will deliver the withdrawal message and take the related actions described in the Preceding paragraph.

                          Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                          In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, FNBC will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

           PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES


FNBC will serve as registrar in connection with the Certificated Notes.

Issuance:                 Each Certificated Note will be dated and issued as of
                          the date of its authentication by FNBC. Each
                          Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original
                          Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note
                          (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated
                          Note, the original issuance date of the predecessor
                          Certificated Note, regardless of the date of authentication of such subsequently issued
                          Certificated Note.

Registration:             Certificated Notes will be issued only in fully
                          registered form without coupons.

Transfers and             A Certificated Note may be presented for transfer or
Exchanges:                exchange at the corporate trust office of FNBC in New
                          York City. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without service charge.
                          Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:               Each Certificated Note will mature on a date more
                          than nine months from the settlement date for such Note.

Currency:                 Certificated Notes will be issued in U.S. dollars.

Denominations:            The denomination of any Certificated Note will be a
                          minimum of U.S. $1000 or any amount in excess thereof that is an integral multiple of U.S. $1,000.

Interest:                 General. Interest on each Certificated Note will
                          accrue from the Original Issue Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date; provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include the Record Date immediately preceding the Interest
                          Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding the Maturity Date or the date of redemption, as the case may be.

                          Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes other than Amortizing Notes will be made semiannually on March 1 and September 1 of each year and at maturity and Certificated Amortizing Notes will pay principal and interest semiannually each March 1 and September 1, or quarterly each March 1, June 1, September 1, and December 1, and at maturity;provided, however, that in the case of Certificated Fixed Rate Notes issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                          Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually. Interest will be payable, unless otherwise specified in the applicable Pricing Supplement, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June,

                          September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Notes with a quarterly interest Payment Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided furtherthat, in the case of a Floating Rate Certificated Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of            Fixed Rate Certificated Notes.  Interest on Fixed
Interest:                 Rate Certificated Notes (including interest for
                          partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                          Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of               FNBC will pay the principal amount of each
Principal and             Certificated Note at maturity or upon redemption upon
Interest:                 presentation and surrender of such Note to FNBC.
                          Such payment, together with the payment of interest due at maturity or upon redemption of such Note, will be made in funds available for immediate use by FNBC and in turn by the holder of such Note. Certificated Notes presented to FNBC at maturity or upon redemption for payment will be canceled by FNBC and delivered to the Company with a certificate of cancellation. All interest payments on a Certificated Note (other than interest due at maturity or upon redemption) will be made by check drawn on FNBC (or another person appointed by FNBC) and mailed by FNBC to the person entitled thereto as provided in such Note and the Indenture; provided, however, that the holder of $10,000,000 or more of Notes having the same Interest
                          Payment Date will be entitled to receive payment by wire transfer of immediately available funds.
                          Following each Record Date, FNBC will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated
                          Notes. Interest at maturity or upon redemption will be payable to the person to whom the payment of principal is payable. FNBC will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated
                          Notes maturing or to be redeemed in the next month.
                          FNBC will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                          If any Interest Payment Date or the Maturity Date or redemption date of a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption date for any Certificated Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date, Maturity Date or redemption date will be the following day that is a Business Day with respect to such Note, except that, in the case of a Certificated Telerate Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Certificated Telerate Note.

Preparing of              If any order to purchase a Certificated Note is
Pricing                   accepted by or on behalf of the Company, the Company
Supplement:               will prepare a pricing supplement (a "Pricing
                          Supplement") reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, and will deliver the number of copies of such Pricing
                          Supplement to each Agent as such Agent shall request as soon as practicable, but in no event later than 3:00 PM on Business Day following the trade date at following locations: Morgan Stanley Incorporated
                          1221 Avenue of the Americas, 4th Floor,
                          NY, NY 10020, 212-296-5830, (FAX) 212-764-7490;
                          Merrill Lynch & Co. - Tritech Services, 4 Corporate
                          Place, Corporate Park 287, Piscataway, NJ 08854,
                          908-878-6525/652 /6527, (FAX) 908-878-6530, with a
                          copy to Merrill Lynch & Co., Merrill Lynch, Pierce,
                          Fenner & Smith Incorporated, World Financial
                          Center, North Tower, 10th Floor, NY NY  10281-1310,
                          Attn: MTN Product Department, 212-449- 7476
                          (FAX)212-449-2234; and Salomon Brothers Inc,
                          8800 Hidden River Parkway, Tampa, FL 33637,
                          Attn: Enrico Castro, 813-558-7165,
                          (FAX) 813-558-4123.  Each Agent will cause such
                          Pricing Supplement to be delivered to the purchaser of a Note the purchase of which was solicited by such Agent.

                          In each instance that a Pricing Supplement is prepared, such Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:               The receipt by the Company of immediately available
                          funds in exchange for an authenticated Certificated
                          Note delivered to an Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on or before the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date.

Settlement                Settlement Procedures with regard to each
Procedures:               Certificated Note sold by the Company to or through
                          any Agent (except pursuant to a Terms Agreement) shall be as follows:

                          A. Such Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                                  1.       Name in which such Note is to be
                                           registered ("Registered Owner" ) .

                                  2.       Address of the Registered Owner and
                                           address for payment of principal and
                                           interest.

                                  3.       Taxpayer identification number of
                                           the Registered Owner (if available).

                                  4.       Principal amount of Notes to be
                                           purchased.

                                  5.       Maturity Date.

                                  6.       In the case of a Fixed Rate
                                  Certificated Note, the interest rate and whether such Note is an Amortizing Note or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Interest Period, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), the Alternate Rate Event Spread (if any) and the applicability of the Modified Following Banking Day Convention.

                                  7.       Interest Payment Dates.

                                  8.       Redemption provisions, if any.

                                  9.       Settlement date.

                                  10.      Issue date.

                                  11.      Issue price.

                                  12.      Agent's commission, if any,
                                           determined as provided in the
                                           Distribution Agreement.

                                  13. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of
                                           Modified Payment upon Acceleration.

                                  14.      Any other applicable Terms.

                          B. The Company will advise FNBC by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.

                          C. The Company will have delivered to FNBC a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, such Agent and the Trustee:

                                  1.       Note with customer confirmation.

                                  2.       Stub One - For FNBC.

                                  3.       Stub Two - For Agent.

                                  4.       Stub Three - For the Company.

                          D. FNBC will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to such Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to FNBC. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Company at FNBC Bank, New York, New York, in funds available for immediate use, of an amount equal to the price of such Note less such Agent's commission, if any. In the event that the instructions given by such Agent for payment to the account of such Company are revoked, the Company will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

                                  Certificated Notes shall be delivered to the following locations: Morgan Stanley & Co. Incorporated - The Bank of New York, Dealer Clearance Department, One Wall Street, 3rd Floor, Window 3B, NY NY 10005, Attn: For the Account of Morgan Stanley & Co. Incorporated; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                                  75 Barclay Building, Ground Floor, Window C,
                                  NY NY, 10080, Attn: Kevin Brennan; and Salomon Brothers Inc - The Bank of New York, Dealer Clearance Department, One Wall Street, 3rd Floor, Window 3B, NY NY 10005, Attn: For the Account of Salomon Brothers Inc.

                          E. Unless such Agent purchased such Note as principal, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                          F. FNBC will send Stub Three to the Company by first-class mail. Periodically, FNBC will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised FNBC but which have not yet been settled.

Settlement                For sales by the Company of Certificated Notes to or
Procedures                through any Agent (except pursuant to a Terms
Timetable:                Agreement), Settlement Procedures "A" through "F" set
                          forth above shall be completed on or before the respective times (New York City time) set forth below:

                          Settlement
                          Procedure                                 Time
                          ---------                                 ----
                          A                        2:00 P.M. on day before settlement date
                          B                        3:00 P.M. on day before settlement date
                          C-D                      2:15 P.M. on settlement date
                          E                        3:00 P.M. on settlement date
                          F                        3:00 P.M. on settlement date

Failure to                If a purchaser fails to accept delivery of and make
Settle:                   payment for any Certificated Note, the Agent that
                          solicited the purchase of such Note will notify the Company and FNBC by telephone and return such Note to FNBC. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution
                          Agreement with the Company, then the Company will reimburse such Agent or FNBC, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, FNBC will mark such Note
                          "canceled," make appropriate entries in FNBC's records and send such Note to the Company.